Exhibit 3.3.2

                  PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE


                 Organized Under the Laws of New Hampshire


                               August, 1926


                                  BY-LAWS



                       As in effect November 1, 1993

                                BY-LAWS OF
                  PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE



                                ARTICLE I.
                    Articles of Incorporation; Offices.


    SECTION 1. These By-Laws shall be subject to the Articles of Agreement or Articles of Incorporation of the corporation, whichever should then be in effect, and all references in these By-Laws to the Articles of Incorporation shall be construed to mean the Articles of Agreement or Articles of Incorporation of the corporation as from time to time amended.


    SECTION 2. The corporation shall maintain its principal office in Manchester, New Hampshire, and may maintain offices at such other places as the Board of Directors (the "Board") may, from time to time, appoint.

                                ARTICLE II.
                                   Seal.

    The initial corporate seal shall have inscribed thereon the name of the corporation and words and figures indicating the state and year of its incorporation. The seal shall otherwise be in such form as the Board may determine. After the merger of the corporation with and into Public Service Company of New Hampshire, the corporate seal shall have inscribed thereon the name Public Service Company of New Hampshire, the state of the corporation's incorporation, and 1926, the year of Public Service Company of New Hampshire's incorporation, and shall otherwise be in such form as the Board may determine. If the seal of the corporation is at any time not available, a wafer seal may be used.

                               ARTICLE III.
                       Capital Stock and Transfers.

    SECTION 1. The amount and classes of capital stock that may be issued by the corporation, and the designations, preferences, rights, privileges, voting powers, restrictions and qualifications of each class thereof, shall be as set forth in or pursuant to the Articles of Incorporation.

    SECTION 2. Each holder of fully paid stock shall be entitled to a certificate or certificates of stock having plainly written or printed upon its face that the corporation is organized under the laws of The State of New Hampshire, the name of the person to whom issued and the number and class of shares represented by such certificate, and the designation of the series where a class is divided into series. Stock certificates shall otherwise be in such form as the Board may from time to time prescribe; provided, however, that so long as the corporation is authorized to issue shares of more than one class each certificate shall set forth upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and as to preferred shares, the variations in the relative rights and preferences between the shares of each series so far as the rights and preferences have been fixed and determined, and the authority of the Board to fix and determine the relative rights and preferences of subsequent series. All stock certificates shall be sealed with the corporate seal, shall be signed by the President or any Vice President and by the Secretary or any Assistant Secretary of the corporation, and shall also be countersigned and registered by a Registrar to be appointed by the Board, and be countersigned by a Transfer Agent to be appointed by the Board; except that pending the preparation of permanent certificates the Board may cause temporary certificates to be issued; and except that the signatures of the above-named officers, and the corporate seal, and the signatures of the Transfer Agent or the Registrar, or both, may be facsimiles, engraved or printed.

    SECTION 3. Shares of stock may be transferred by the owner by a writing upon the back of the certificate by him signed, or by a separate instrument of assignment, and the assignee, upon producing and surrendering to the corporation the former certificate so transferred or the certificate accompanied by such instrument, shall be entitled to a new certificate if no liens upon the stock against the former owner have attached. The delivery of a stock certificate to a bona fide purchaser or pledgee for value, together with a written transfer of the same or a power of attorney to sell, assign and transfer the same, signed by the owner of the certificate, shall be a sufficient delivery to transfer the title; but no such transfer shall affect the right of the corporation to treat the stockholder of record as the stockholder in fact until the old certificate is surrendered and a new certificate is issued to the person entitled thereto. Except as hereinafter provided, or as may be required by law or by the order of a court in appropriate proceedings, shares of stock shall be transferred on the books of the corporation only upon the proper assignment and surrender of the certificates issued therefor. If an owner of stock claims that an outstanding stock certificate has been lost, destroyed, or wrongfully taken, such owner may upon request to the corporation have a new certificate issued to him provided he files with the corporation a sufficient indemnity bond or satisfies any other reasonable requirements imposed by the corporation.

    SECTION 4. The transfer books may be closed by order of the Board for short periods, not exceeding twenty-five days at any one time, for the purpose of paying a dividend, or holding a meeting of stockholders, or for any other legal purpose, as the Board shall deem advisable.

    SECTION 5. If default shall be made in the prompt payment when due of any sum payable to the corporation upon any subscription for stock of the corporation, and if such default shall continue for a period of thirty days after written demand has been made, then all rights under the subscription in and to the stock subscribed for shall, upon the expiration of such period, cease and determine and become and be forfeited to the corporation; provided that if at the expiration of such thirty-day period such right shall belong to the estate of a decedent, it may be forfeited only by resolution of the Board declaring forfeiture. The corporation shall, within thirty-days after such forfeiture, cause such stock to be sold at private or public sale, at its market value at the time of sale, and shall, out of the net proceeds of sale and upon surrender of any outstanding
Stock Subscription Receipt issued to evidence the subscription, pay to the recorded holder of such receipt the amount paid on the subscription prior to forfeiture, less the amount, if any, by which the total subscription price of the stock exceeded the net proceeds of sale.


                                 ARTICLE IV.
                         Meetings of Stockholders.

    SECTION 1. All meetings of the stockholders shall be held at the principal office of the corporation or at such other place within or without the State of New Hampshire as shall be designated in the call therefor. An annual meeting shall be held each year on the second Thursday of May, or on such other date as the Board shall determine, but in no case later than June 30, at the time designated in the call, for the election of directors and the transaction of such other business as may come before it.

    SECTION 2. Special meetings of the stockholders may be called by vote of the Board, or on written request of stockholders holding not less than one-tenth in number of the total outstanding shares of capital stock of the corporation entitled to vote at the meeting, or as provided in the Articles of Incorporation, or in such other manner as may be provided by statute.
In case an annual meeting shall be omitted through inadvertence or otherwise, the business of such meeting may be transacted at a special meeting duly called for the purpose and in such case all references to the annual meetings in these By-Laws, except in Section 1 and this Section 2 of this Article IV, shall be deemed to refer to such special meeting held in place of the annual meeting.

    SECTION 3. Notice of the time and place of each annual meeting shall be sent by mail to the recorded address of each stockholder entitled to vote thereat, or delivered in person to each such stockholder, not less than ten days nor more than fifty days (including the day of mailing or delivery) before the date of the meeting. Like notice shall be given of all special meetings, except in cases where other special method of notice may be required by statute, in all which cases the statutory method shall be followed. Except as otherwise provided in the Articles of Incorporation, notice of a stockholders' meeting need not be sent to any class of stockholders not entitled to vote upon any question to be acted upon or at any election of officers or directors to be held at such meeting. The notice of stockholders' meeting shall state the objects of the meeting. Less than ten days' notice of any stockholders' meeting shall be sufficient if all the stockholders entitled to vote at such meeting consent in writing to the notice actually given; and any meeting held without the notice herein provided for, and all action taken at such meeting, shall be legal and valid if all the stockholders entitled to notice thereof (a) are present in person or represented by proxy thereat and no objection is made by anyone so present, (b) waive notice thereof in writing, or (c) sign a written consent to the records thereof.

    SECTION 4. At any meeting of stockholders, except where a different quorum is required by law, by the Articles of Incorporation or by these By-Laws, a representation in person or by proxy of a majority of the number of shares of stock outstanding and entitled to vote upon a question to be considered or at any election of officers or directors or a class of directors to be held at the meeting, shall be necessary to constitute a quorum for the consideration of such question or for such election, and in case a class of stock is entitled to vote upon a question or at an election as a separate class a representation of a majority of the number of outstanding shares of that class shall be necessary to constitute a quorum for action by that class, except that a majority vote of whatever stock shall be represented shall be sufficient for (a) adjourning from time to time until a quorum shall be obtained or (b) adjourning sine die.

    SECTION 5. When a quorum for the consideration of a question is present at any meeting a majority in interest of the stock represented at the meeting and entitled to vote upon the question shall decide the question, or in case two or more classes of stock are entitled to vote as separate classes upon such question a majority interest of the stock represented at the meeting of each such class shall determine the action of that class except in either case where a larger vote is specifically required by law, by the Articles of Incorporation or by these By-Laws.
When a quorum for an election is present at any meeting a plurality of the votes cast for any office shall elect to such office except where a larger vote is specifically required by law, by the Articles of Incorporation or by these By-Laws.

    SECTION 6. Except as specifically provided in the Articles of Incorporation and these By-Laws, stockholders shall have one vote for each share of stock owned and entitled to vote. Stockholders may vote either in person or by proxy in writing dated not more than eleven months before the meeting named therein which shall be filed with the Secretary at the meeting or any adjournment thereof before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided therein and as permitted by law.

                                ARTICLE V.
                                Directors.

    SECTION 1. The property and business of the corporation shall be managed, subject to the terms of the Articles of Incorporation, these By-Laws and the votes of the shareholders, under the direction of a Board of not less than five nor more than twenty-one, who may or may not be stockholders. Directors shall be elected by ballot, by a plurality vote of the stockholders entitled to vote and present in person or represented by proxy at each election, except (i) as otherwise provided in the Articles of Incorporation, (ii) as hereinafter provided with respect to the filling of vacancies, and (iii) for the election of directors by the holders of the Preferred Stock, when, in accordance with the Articles of Incorporation, they, voting separately as one class, shall be entitled to elect additional directors. The number of positions on the Board of Directors for any year shall be fixed by resolution of the shareholders or of the Board of Directors, or, in the absence of such a resolution, shall be the number elected at the preceding Annual Meeting of Shareholders. Except as otherwise provided in the Articles of Incorporation, each director shall hold office until the next annual meeting when chosen otherwise than at an annual meeting, and for the term of one year when chosen at an annual meeting, and in either case until his successor shall be elected and shall qualify. The Board shall have and may exercise all its powers notwithstanding the existence of one or more vacancies in its number.

    SECTION 2. Any vacancy in the Board shall be filled by the affirmative vote of a majority of its remaining members though less than a quorum and each director so appointed shall hold office until his successor shall be elected by the stockholders, who may so elect a successor at the next annual meeting or at any duly called special meeting prior thereto, and shall qualify.

    SECTION 3. The Board may hold its meetings and may have one or more offices, and may keep the books of the corporation (except such records and books as by the laws of New Hampshire are required to be kept within that State) within or outside of New Hampshire, at such places as it may from time to time determine. In addition to the powers and authorities by these By-Laws, the Articles of Incorporation, and applicable law expressly conferred upon it, the Board may exercise all such powers of the corporation, and do all such lawful acts and things as are not by law, by the Articles of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

    SECTION 4. Without prejudice to the general powers conferred by, and subject to the limitations mentioned in, the last sentence of Section 3 of this Article V, it is hereby expressly declared that the Board shall have the following powers, that is to say:

    1. From time to time to make and change rules and regulations, not inconsistent with these By-laws, for the management of the corporation's business and affairs.

    2. From time to time, as and when and upon such terms and conditions as it may determine, to authorize the corporation to issue any part of the authorized capital stock of the corporation and fix the consideration for the issue and disposal thereof.

    3. To cause the corporation to purchase, or otherwise acquire for the corporation, any property, right or privilege which the corporation is authorized to acquire at such price or consideration, and generally on such terms or conditions as it shall think fit.

    4. At its discretion to cause the corporation to pay for any property or rights acquired, by the corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the corporation.

    5. To cause the corporation to borrow money, to create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

    6. To appoint, and at its discretion remove or suspend, any and all officers, employees and agents, permanently or temporarily, as it may think fit and to the fullest extent permitted by then applicable law, and to determine their duties and fix and from time to time change their duties, salaries and emoluments, and to require security in such instances and in such amounts as it thinks fit.

    7. To confer by resolution upon any officer of the corporation, the power to choose, remove or suspend subordinate officers, employees and agents.

    8. To appoint any person or corporation to accept and hold in trust for the corporation, any property belonging to the corporation, or in which it is interested, or for any other purpose, and to execute and do all such deeds and things as may be requisite in relation to any such trust.

    9. To determine who shall be authorized on the corporation's behalf, to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and other paper and documents.

    10. To sell or otherwise dispose of any property of the corporation, the sale or disposal of which does not require a vote of the stockholders under the laws of The State of New Hampshire.

    11. To delegate any of the powers of the board in the course of the current business of the corporation to any standing or special committee, or to appoint any persons to be the agents of the corporation with such powers (including the powers to sub-delegate) and upon such terms as it shall think fit, to the fullest extent permitted by then applicable law.

    12. To fix in advance a date not exceeding fifty days and not less than ten days prior to the date of (1) any meeting of stockholders, (2) the payment of any dividend, (3) the making of any distribution to stockholders, (4) the last day upon which the consent or dissent of stockholders may be effectively expressed for any purpose, or (5) the delivery of evidences of rights or interests arising out of any issue, change, conversion or exchange of capital stock, as a record date for the determination of the stockholders entitled (a) to notice of and to vote at any meeting and any adjournment thereof, (b) to receive any dividend,
(c) to receive any distribution to stockholders, (d) to consent or dissent for any purpose, or (e) to receive delivery of evidences of rights or interests arising out of any issue, change, conversion or exchange of capital stock, and in such case only stockholders of record on such record date shall have such rights notwithstanding any transfer of stock upon the books of the corporation after the record date.

    13. To direct the use of facsimile signatures of corporate officers of the corporation and a facsimile of the corporate seal, if any, upon bonds or other corporate obligations of the corporation for the payment of money where such bond or other obligation is authenticated or certified by a Trustee.


                                ARTICLE VI.
                          Meetings of the Board.

    SECTION 1. Regular meetings of the Board shall be held at such place and time as may be designated from time to time by the Board; and such meetings, and a regular meeting immediately following and at the same place as each annual meeting of the stockholders, may be held without notice. Special meetings of the Board may be called by the Chairman, if any, the Vice Chairman, if any, the President, or by any two directors. Oral or written notice of the time and place of each special meeting of the Board of Directors shall be given to each director personally or by telephone, or by mail or facsimile at his last-known post office address, at least twenty-four hours prior to the time of the meeting, provided that any director may waive such notice in writing or by facsimile or by attendance at such meeting.

    SECTION 2. One-third of the Board then in office shall constitute a quorum for the transaction of business at any meeting of the Board, but no quorum shall consist of fewer than two directors. A lesser number may adjourn any meeting from time to time, until a quorum is obtained, or may adjourn sine die.

    SECTION 3. In all meetings of the Board a majority vote of the members in attendance shall be decisive of all questions before the meeting, except as may be otherwise provided by law or by the Articles of Incorporation. The Board shall keep minutes of the proceedings at its meetings.

    SECTION 4. Any resolution in writing concerning action to be taken by the Company, which resolution is approved and signed by all of the Directors, severally or collectively, whose number shall constitute a quorum for such action, shall have the same force and effect as if such action were authorized at a meeting of the Board of Directors duly called and held for that purpose, and such resolution, together with the Directors' written approval thereof, shall be recorded by the Secretary in the minute book of the Company.

    SECTION 5. A Director or a member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment enabling all Directors participating in the meeting to hear one another, and participation in a meeting in such manner shall constitute presence in person at such meeting.

    SECTION 6. Directors of the corporation shall receive such salaries for services and such fees and expenses for attendance at meetings as may be fixed by resolution of the Board, and directors shall be entitled to be reimbursed for all actual expenses incurred for travel related to attendance at such meetings; provided, however, that no director, who is either an officer or a regular employee of the corporation and who receives compensation therefor, shall receive any compensation for service as a director or for attendance at meetings and provided further, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity, and receiving compensation therefor.

                               ARTICLE VII.
                           Executive Committee.

    SECTION 1. The Board may, by resolution passed by a majority of the whole Board, designate from its members an Executive Committee of such number, not less than three, as the Board may fix from time to time. The Executive Committee may make its own rules of procedure and shall meet where and as provided by such rules, or by resolution of the Board. One-third of the members of the Executive Committee shall constitute a quorum for the transaction of business. During the intervals between the meetings of the Board, and except as provided by Section 8.25 of the New Hampshire Business Corporation Act, the Executive Committee shall have all the powers of the Board in the management of the business and affairs of the corporation, including power to authorize the seal of the corporation to be affixed to all papers which may require it, and, by majority vote of a quorum of its members, exercise any and all such powers in such manner as the Executive Committee shall deem best for the interests of the corporation, in all cases in which specific directions shall not have been given by the Board, and in which the vote of a quorum of the full Board is not required by law or by these By-Laws.

    SECTION 2. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required. The Board shall have power to rescind any vote or resolution of the Executive Committee, but no such rescission shall have retroactive effect.

                                ARTICLE VIII.
                                 Officers.

    SECTION 1. In each year there shall be elected by the Board (i) a President, (ii) one or more Vice Presidents, (iii) a Secretary, (iv) one or more Assistant Secretaries, (v) a Treasurer, (vi) one or more Assistant Treasurers, and (vii) a Controller; and the Board may provide for and elect a Chairman, a Vice Chairman and such other officers and assistants and prescribe such duties for them as in its judgment may, from time to time, be required to conduct the business of the corporation. The offices of President, Treasurer and/or Secretary may be held by the same person, and one person may be both an assistant Treasurer and assistant Secretary. All officers shall hold their respective offices for a term prescribed by the Board, and until their successors, willing to serve, shall have been elected and, in the case of the Secretary, qualified, unless sooner removed; but they, and any of them may be removed from their respective offices at the pleasure of the Board. Vacancies arising in any office from any cause shall be filled by the Board; and the persons chosen to fill vacancies shall serve for the balance of the unexpired term and until their successors shall have been elected and, in the case of the Secretary, qualified.

    SECTION 2. The Board of Directors may provide for and elect a Chairman from its members and, if a Chairman is elected, the Board may designate whether the Chairman is to be an officer of the Company. The Chairman, if and when elected, may elect, when present, to preside at meetings of the Board of Directors and of the Executive Committee. He may attend any meeting of any committee of the Board, whether or not he is a member of such committee. The Chairman, if an officer of the Company and when also elected or designated chief executive officer, shall have general supervision of the Company's affairs, and shall have such other powers and duties as may be prescribed by the Board of Directors. Until a Chairman be elected or in case of the absence, death, resignation or removal from office of the Chairman, the powers and duties as such Chairman shall, for the time being, be exercised by the President, unless otherwise ordered by the Board of Directors.

    SECTION 3. A Vice Chairman, if and when elected, shall have such powers and duties as may from time to time be prescribed by the Board of Directors. If the Chairman is unable at any time to attend to the duties of the office of Chairman, or in case of the Chairman's death, resignation or removal from office, the powers and duties of the Chairman shall, except as the Board of Directors may otherwise provide, devolve upon the Vice Chairman or, if more than one Vice Chairman is elected, the most senior Vice Chairman, and shall be exercised by such Vice Chairman during such inability of the Chairman or until the vacancy in the office of Chairman shall be filled.

    SECTION 4. Unless otherwise provided by the Board, the President shall have the general management and direction, subject to the control of the Board of Directors and of the Executive Committee and of the Chief Executive Officer or Chief Operating Officer, if such officers shall have been elected, of the business of the Company, including the power to appoint and to remove and discharge any and all agents and employees of the Company not elected or appointed directly by the Board of Directors. He may, with the approval of the Board of Directors, appoint, to aid him in his duties, an assistant or assistants to be known by such title or titles as he may designate, and may assign to such assistant or assistants such duties as he shall think advisable, not inconsistent with the By-Laws of the Company.

    SECTION 5. The Vice President, or Vice Presidents, if there shall be more than one, shall have such powers and duties as may from time to time be prescribed by the Board. In case the President from absence or any other cause shall be unable at any time to attend to the duties of the office of President requiring attention, or in case of his death, resignation, or removal from office, the powers and duties of the President shall, except as the Board may otherwise provide, temporarily devolve upon the Vice President, if he shall be able to serve, if there shall be but one Vice President, or upon the highest ranking Vice President able to serve, if there shall be more than one, and shall be exercised by such Vice President as acting President during such inability of the President, or until the vacancy in the office of President shall be filled. In case of the absence, disability, death, resignation or removal from office of both the President and the Vice Presidents, the Board shall elect one of its members to exercise the powers and duties of the President during such absence or disability, or until the vacancy in one of said offices shall be filled.

    SECTION 6. The Secretary shall be sworn each year to the faithful discharge of his duties, shall attend the meetings of and record all votes and proceedings of the stockholders and of the Board, shall make a record of all instruments and papers required to be recorded in his office and shall have the custody and care of the corporate seal, records and minutes of the corporation. He shall keep or cause to be kept a suitable record of the addresses of stockholders and shall issue all notices for meetings of stockholders. Whenever requested by the Chairman, if any, the Board or stockholders to give notice for a meeting of stockholders, he shall give such notice, as requested, and the notice shall state at whose request the notice is given. Whenever requested by the Chairman, if any, the Vice Chairman, if any, the President, or by any two directors to give notice for a meeting of the Board, he shall give such notice, as requested, and the notice shall state at whose request the notice is given. He shall sign all mortgages, and all other documents and papers to which his signature may be necessary or appropriate, shall affix the seal of the corporation to all instruments requiring the seal, and shall have such other powers and duties as are commonly incidental to the office of the Secretary, or as may be prescribed for him. In the absence of the Secretary or an Assistant Secretary from any meeting of the stockholders or of the board, a Secretary pro tempore, who shall be similarly sworn, may be chosen to record the votes and proceedings thereat.

    SECTION 7. The Treasurer shall have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the corporation, and shall deposit its funds in the name of the corporation, in, and shall transfer such funds so deposited between, such banks, trust companies, or safe deposit vaults as the Board may direct. He shall have the custody of such books, receipted vouchers, and other books and papers as in the practical business operations of the corporation shall naturally belong in the office or custody of the Treasurer, or as shall be placed in his custody by the Board, by the Executive Committee, by the President, or by a Vice President when acting as President. He shall also have charge of the safekeeping of all stock, bonds, mortgages, and other securities belonging to the corporation, but such stocks, bonds, mortgages, and other securities shall be deposited for safekeeping in a safe deposit vault to be approved by the Board or by the Executive Committee, in a box or boxes, access to which shall be had as may be provided by resolution of the Board or Executive Committee. He shall have such powers and duties as are commonly incidental to the office of Treasurer, or as may be prescribed for him. He may be required to give bond to the corporation for the faithful discharge of his duties in such form and to such amount and with such sureties as shall be determined by the Board.

    SECTION 8. The duties of the Controller shall be to maintain adequate records of all assets, liabilities, and transactions of the corporation; to see that adequate audits thereof are currently and regularly made; and, in conjunction with other officers and department heads, to initiate and enforce measures and procedures whereby the business of the corporation shall be conducted with the maximum safety, efficiency and economy. Upon request of any member of the Board, he shall attend any meeting of the Board. Upon request of any member of the Executive Committee, he shall attend any meeting of the Executive Committee.

    SECTION 9. Assistant Secretaries, Treasurers or Controllers, when elected, shall assist the Secretary, the Treasurer or the Controller, as the case may be, in the performance of the respective duties assigned to such principal officers; and the powers and duties of any such principal officer, shall, except as otherwise ordered by the Board, temporarily devolve upon his assistant in case of the absence, disability, death, resignation or removal from office of such principal officer. They shall perform such other duties as may be assigned to them from time to time.

    SECTION 10. In addition to the powers and duties of officers prescribed in these By-Laws and by law, and in addition to such powers and duties as the Board of Directors may prescribe but subject to such limitations as the Board of Directors may establish, each officer shall have the powers and perform the duties which by general usage pertain to the officer's particular office.

                                ARTICLE IX.
                              Miscellaneous.

    SECTION 1. Notes of the corporation shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by such officers or persons as may be designated from time to time by the Board.

    SECTION 2. No debts or obligations shall be contracted by any person on behalf of the corporation, unless authorized by the Board or the Executive Committee, except those incurred in the usual course of the business of the corporation.

    SECTION 3. All dividends shall be payable at such time as may be fixed by the Board or by the Articles of Incorporation. Before payment of any dividend or making any distribution of profits, there shall be set aside, out of the surplus or net profits of the corporation, such sum or sums as the Board from time to time, in its absolute discretion, thinks proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board shall think conducive to the interest of the corporation.

   SECTION 4. The fiscal year of the corporation shall be the calendar year unless otherwise determined by the Board.

    SECTION 5. The corporation shall indemnify, to the fullest extent permitted by applicable law, each person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the corporation, or is or was serving, at the request of the corporation, for another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity while he or she was such a director or officer, (hereinafter referred to as "Indemnified Person"), against expenses, including attorneys' fees, judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred in connection with such action or proceeding, or any appeal therein.

    The corporation shall advance or promptly reimburse upon request any Indemnified Person for all expenses, including attorneys' fees, actually and reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of any undertaking then required by applicable law by or on behalf of such Indemnified Person.

    Determinations with respect to indemnification and reimbursement of a person (unless ordered by a court) shall be made: (1) by the Board acting
(a) by majority vote or action of a disinterested quorum of directors; or
(b) if such quorum is not obtainable, as directed by a majority vote or action of a committee of the Board, duly designated to act in the matter by a majority vote or action of the full Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such proceeding; or (2) by independent legal counsel, selected by the Board or a committee thereof by vote or action as set forth in clauses (a) and (b) of clause (1), or if the requisite quorum of the full Board cannot be obtained therefor and such committee cannot be established, by a majority vote or action of the full Board (in which selection directors who are parties may participate); or
(3) by a majority vote of the holders of the outstanding stock at the time entitled to vote for directors, voting as a single class; or (4) by any other method of determination selected by the Board (in which selection directors who are parties may participate).

    Nothing herein shall limit or affect any right of any Indemnified Person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract or otherwise.

     Anything in these By-Laws to the contrary notwithstanding, no elimination of this By-Law, and no amendment of this By-Law adversely affecting the right of any Indemnified Person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective until the 60th day following the taking of such action, and no elimination of or amendment to this By-Law shall thereafter deprive any Indemnified Person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act occurring prior to such 60th day. Upon taking any such action the corporation shall promptly notify all Indemnified Parties, which notification shall be sufficient if mailed, postage prepaid, to each such Indemnified Person at their last known address.

    The corporation shall not, except by elimination or amendment of this By-Law in a manner consistent with the preceding paragraph and Article X of these By-Laws, and except by making any determination required by Section 5, IV, of the New Hampshire Business Corporation Act take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any Indemnified Person to, indemnification in accordance with the provisions of this By-Law. The indemnification of any Indemnified Person provided by this By-Law shall be deemed to be a contract between the corporation and such Indemnified Person and shall continue after such Indemnified Person has ceased to be a director or officer of the corporation and shall inure to the benefit of such Indemnified Person's heirs, executors, administrators and legal representatives. If the corporation fails timely to make any payment pursuant to the indemnification and advancement or reimbursement of expenses provisions of this Article IX Section 5 and an Indemnified Person commences an action or proceeding to recover such payment, the corporation in addition shall reimburse such Indemnified Person for the legal fees and other expenses of such action or proceeding if the Indemnified Party shall prevail in such action or proceeding.

    In case any provision in this By-Law shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby.

    For purposes of this By-Law, the corporation shall be deemed to have requested an Indemnified Person to serve an employee benefit plan where the performance by such Indemnified Person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such Indemnified Person to the plan or participants or beneficiaries of the plan. Such Indemnified Person shall be indemnified against excise taxes assessed on him or her with respect to an employee benefit plan pursuant to applicable law. For purposes of this Section 5 of Article IX of these By-Laws, the term "corporation" shall include any legal successor to the corporation, including any corporation which acquires all or substantially all of the assets of the corporation in one or more transactions.

                                ARTICLE X.
                                Amendment.

    The Board shall have the power to alter, amend or repeal these By-Laws or to adopt new By-Laws; provided, however, that any such action shall be subject to repeal or change by action of the shareholders; and provided further that the unanimous vote of the Board shall be required to alter, amend, or repeal Article IX, Section 5 of these By-Laws. The By-Laws may contain any provisions for the regulation and management of the affairs of the corporation not inconsistent with law, or the Articles of Incorporation. Action by the Board to alter, amend or repeal these By-Laws shall be by the affirmative vote of such number of directors as is equal to a majority of the full Board.